AMENDMENT

TO

CUSTODIAN AGREEMENT

This Amendment to Custodian Agreement (the "Amendment") is made as of September 30, 2020 by and between Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the "Custodian"), and The Advisors' Inner Circle Fund III (the "Fund"), each acting respectively on its own behalf or through Brown Brothers Harriman & Co. or an affiliate entity of the respective Fund, as its general partner, managing member, investment advisor, managing member of a general partner, and/or similar capacity (the "Manager").

WHEREAS, the Custodian and the Fund entered into the Custodian Agreement, dated as of November 25, 2014 (as amended, modified, and/or supplemented from time to time) (the "Agreement");

WHEREAS, pursuant to section 12.2 of the Agreement, the parties wish to amend the Agreement in accordance with the terms and conditions set forth in this Amendment below;

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1.          Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2.          The Agreement is hereby amended as of the date hereof as follows:

(a) The Fund listed below shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to "Fund" is made in this Amendment or the Agreement, as applicable:

CCT Thematic Equity Fund

(b) Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto;

3.          Miscellaneous.

(a)       Except as specifically amended hereby, all of the terms and conditions of the Agreement are unaffected and shall continue to be in full force and effect and shall be binding upon the parties in accordance with their terms.

(b)       This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(c)       This Amendment shall be construed in accordance with and be governed by the laws of the State of New York, without regard for the principles of conflict of laws thereof, and subject to the exclusive jurisdiction of the courts of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Eruch A. Mody
Name:	Eruch A. Mody
Title:	Senior Vice President

THE ADVISORS' INNER CIRCLE FUND III

By:	/s/James Bernstein
Name:	James Bernstein
Title:	Vice President & Secretary

SCHEDULE I
TO
THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND III AND BROWN
BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

List of Funds as of September 30, 2020

Catholic Investor Core Bond Fund

Catholic Investor International Equity Fund

Catholic Investor Large Cap Growth Fund

Catholic Investor Large Cap Value Fund

Catholic Investor Small Cap Fund

Catholic Investor Limited Duration Fund

Catholic Investor Global Real Estate Fund

Catholic Investor Long/Short Equity Fund

Catholic Investor U.S. All Cap Index Fund

MetLife Multi-Sector Fixed Income Fund (f/k/a Logan Circle Partners Multi-Sector Fund)

MetLife High Yield Fund (f/k/a Logan Circle Partners High Yield Fund)

MetLife Core Plus Fund (f/k/a Logan Circle Partners Core Plus Fund)

PineBridge Dynamic Asset Allocation Fund

Chiron Capital Allocation Fund

RWC Global Emerging Equity Fund

SGA International Small-Mid Cap Equity Fund

SGA International Equity Fund

SGA International Equity Plus Fund

SGA Global Equity Fund

GQG Partners Emerging Markets Equity Fund

Investec Global Franchise Fund

Chiron SM1D Opportunities Fund

Penn Mutual AM Strategic Income Fund (f/k/a Penn Mutual AM Unconstrained Bond Fund)

GQG Partners U.S. Select Quality Equity Fund

KW Global Investors Aquarius Fund

Investec Emerging Markets Equity Fund

Mesirow Financial Core Bond Fund

Mesirow Financial High Yield Fund

Mesirow Financial Small Cap Value Fund

Nicholas Partners Small Cap Growth Fund

GQG Partners Global Quality Equity Fund

Aegon US Short Duration High Yield Fund

Aegon Emerging Markets Debt Fund

Levin Easterly Large Cap Value Fund

Penn Mutual AM 1847 Income Fund

Rayliant Quantamental China Equity Fund

CCT Thematic Equity Fund